UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

MTC TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT DATED MARCH 21, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of MTC Technologies, Inc. will be held at 10:00 a.m., local time, on Wednesday, April 19, 2006, at 4032 Linden Avenue, Dayton, Ohio 45432 for the following purposes:

(1)	To elect two directors to the Board of Directors of MTC Technologies, Inc., each to serve for a term of three years and until a successor is elected and qualified;

(2)	To ratify the selection of Ernst & Young LLP as the independent accountants of MTC Technologies, Inc. for the year ending December 31, 2006; and

(3)	To transact any other business that may properly come before the Annual Meeting of Stockholders.

Only stockholders of record as of the close of business on March 10, 2006 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about March 30, 2006.

By Order of the Board of Directors

DAVID S. GUTRIDGE
Secretary

March 21, 2006

YOUR VOTE IS IMPORTANT

Please sign, date and return the enclosed form of proxy in the accompanying, postage-paid envelope so that your shares will be represented, whether or not you plan to attend the meeting.

Also enclosed is a copy of the Annual Report of MTC Technologies, Inc. for the year ended December 31, 2005. The Annual Report contains financial and other information about MTC Technologies, Inc. However, the Annual Report is not incorporated into the proxy statement and is not a part of the proxy soliciting material.

MTC TECHNOLOGIES, INC.

4032 Linden Avenue

Dayton, Ohio 45432

PROXY STATEMENT FOR MTC TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors (the “Board”) of MTC Technologies, Inc., a Delaware corporation (the “Company”), is furnishing this proxy statement (the “Proxy Statement”), related proxy card and Annual Report to you in connection with its solicitation of proxies to be used at the Company’s annual meeting of stockholders to be held on April 19, 2006 (the “Annual Meeting”). The Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 30, 2006.

Stockholders of record of the Company at the close of business on March 10, 2006 (the “Record Date”) are entitled to notice of, and will be entitled to vote at, the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 15,769,348 shares of common stock, par value $0.001 per share (“Common Stock”).

Each outstanding share of Common Stock entitles its holder to one vote on each matter properly brought before the Annual Meeting, including the election of directors. Shares can be voted only if the stockholder is present in person or by proxy.

You may revoke your proxy at any time prior to the exercise of the powers it confers by giving notice to the Secretary of the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy. The shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in the manner specified on the proxies. If specific choices are not indicated on a properly executed proxy, the shares represented by such proxies received will, except in the case of “broker non-votes,” be voted: (i) for the Company’s nominees for director; (ii) for ratifying the selection of Ernst & Young LLP as independent accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting. As of the date hereof, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than those set forth herein.

Principal Trust Company, as trustee under our Master Savings Plan, will vote shares of Common Stock held in the plan as indicated on proxies by participants in whose accounts those shares are held, whether or not vested. In accordance with the terms of the plan, the trustee will vote all shares for which it does not receive voting instructions in the same proportion on each issue as it votes the shares for which it does receive instructions.

At the Annual Meeting, the inspectors of election appointed for the Annual Meeting will determine those stockholders entitled to vote at the Annual Meeting and tabulate the results of stockholder voting. The presence, in person or by proxy, of the holders of a majority of the total number of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for any business to be transacted at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or nominee should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. Your broker, bank or nominee can vote for all proposals to be considered at the Annual Meeting.

Directors are elected by a plurality of all votes cast. The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter and actually voted on the matter is required to approve any other matter proposed to be acted upon at the Annual Meeting. Abstentions and “broker non-votes” are not counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Certificate of Incorporation provides that the Board of Directors must consist of not fewer than three nor more than nine members, as fixed by the Board of Directors or the Company’s stockholders from time to time in accordance with the Bylaws. The Board of Directors has fixed the number at seven.

The Certificate of Incorporation and the Bylaws provide for three classes of directors whose terms expire in different years. At the Annual Meeting, two directors are to be elected to serve for a term of three years and until a successor is elected and qualified. The Board of Directors, based on the recommendations of the Nominations Committee, recommends that its two nominees for director, David S. Gutridge and Lawrence A. Skantze, be elected at the Annual Meeting. All nominees are directors standing for re-election and have consented to being named in this Proxy Statement and to serve if elected.

Your Board of Directors recommends a vote FOR these nominees.

Proxies given to the Company will, unless the stockholder directs otherwise, be voted for the election of David S. Gutridge and Lawrence A. Skantze. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such other person as the Company nominates. The Company has no reason to believe that any of the nominees will be unavailable. The two nominees receiving the greatest number of votes will be elected as directors of the Company.

The following table sets forth information regarding the nominees for election to the Board of Directors of the Company and the directors whose terms of office will continue after the Annual Meeting:

Director Nominees for Terms Ending in 2009	Present Positions, Age and Recent Business Experience
David S. Gutridge	Chief Executive Officer and Secretary of MTC Technologies, Inc. Director since 2002. Age 59.

Mr. Gutridge has served as Chief Executive Officer of MTC Technologies, Inc. since October 2003 and as Secretary since April 2002. Mr. Gutridge also served as Chief Financial Officer, Treasurer, and Executive Vice President from April 2002 until his appointment as Chief Executive Officer in October 2003. Mr. Gutridge joined us in 1993 and served as a Group President and Chief Operating Officer for us or one of our affiliates until becoming Chief Financial Officer in April 2002. Prior to joining us, Mr. Gutridge had an extensive business career, including approximately 12 years with the Fortune 500 company Dayco Corp., where he was a director and held various offices such as Executive Vice President, Chief Financial Officer, President and Chief Operating Officer.

Director Nominees for Terms Ending in 2009	Present Positions, Age and Recent Business Experience
Lawrence A. Skantze	Independent consultant to defense and commercial companies. Director since 2002. Member, Audit Review Committee and Compensation Committee. Age 77.

General Skantze, U.S. Air Force (Ret.), has been an independent consultant to defense and commercial companies since 1987. Prior to that, General Skantze served for approximately 35 years in the U.S. Air Force, including as Vice Chief of Staff from 1983 to 1984 and as Commander of the U.S. Air Force Systems Command from 1984 to 1987.

Directors Whose Terms End in 2008	Present Positions, Age and Recent Business Experience
Rajesh K. Soin	Chairman of the Board of Directors of MTC Technologies, Inc. and Chairman of the Board of Directors and Chief Executive Officer of Soin International, LLC. Director since 2002. Age 58.

Mr. Soin is our founder and has served as our Chairman of the Board since May 1984 and as Chief Executive Officer from 1984 until 2002. Mr. Soin has also served as Chairman of the Board of Directors and Chief Executive Officer of Soin International, LLC, a holding company, since 1998.

Kenneth A. Minihan	Managing Director, Homeland Security Fund for Paladin Capital Group. Director since 2002. Member, Audit Review Committee and Compensation Committee. Age 62.

Lt. General Minihan, U.S. Air Force (Ret.), has served as a Principal of the Homeland Security Fund for Paladin Capital Group, a private equity investment company, since 2002. Lt. General Minihan served as President of the Security Affairs Support Association, an organization that enhances intelligence business development through industry and government partnership, from 1999 to 2002. Prior to that, Lt. General Minihan served for more than 33 years in the U.S. Air Force, including from 1996 until 1999 as Director of the National Security Agency and as Director of the Defense Intelligence Agency during 1996. Lt. General Minihan is a director of BAE Systems, North America and Verint Systems, Inc.

William E. MacDonald, III	Vice Chairman and a member of the office of the Chairman of National City Corporation. Director since 2002. Member, Audit Review Committee and Nominations Committee. Age 59.

Mr. MacDonald has served as Vice Chairman of National City Corporation, a diversified financial holding company, since March 2001. Prior to that, Mr. MacDonald served in various other management positions with National City Corporation for over 30 years.

Directors Whose Terms End in 2007	Present Positions, Age and Recent Business Experience
Don R. Graber	President and Chief Executive Officer of Colleton Enterprises, LLC. Director since 2002. Member, Audit Review Committee, Compensation Committee, and Nominations Committee. Age 62.

Mr. Graber has served as the President and Chief Executive Officer of Colleton Enterprises, LLC, a privately owned investment and consulting firm since March 2005. Mr. Graber retired in August 2004 as Chairman of the Board and retired in January 2004 as the President and Chief Executive Officer of Huffy Corporation, a sporting goods manufacturer. Mr. Graber held the positions of President and Chief Executive Officer since 1996 and 1997, respectively. Mr. Graber also served as Chief Operating Officer of Huffy from 1996 until 1997. Mr. Graber is a director of Precision Castparts Corporation. In October 2004, Huffy Corporation filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Lester L. Lyles	Independent Consultant. Director since October 2003. Member, Compensation Committee and Nominations Committee. Age 59.

General Lyles, U.S. Air Force (Ret.), has been an independent consultant since 2003. Prior to that, General Lyles served for over 35 years in the U.S. Air Force, including as: Commander of the Space and Missile Systems Center from 1994 to 1996; Director of the Ballistic Missile Defense Organization from 1996 to 1999; Vice Chief of Staff of the Headquarters of the U.S. Air Force from 1999 to 2000; and Commander of the U.S. Air Force Materiel Command from 2000 to 2003. General Lyles is a director of General Dynamics Corporation and DPL Inc.

Board Committees and Meetings

During 2005, the Board of Directors maintained an Audit Review Committee, a Compensation Committee, and a Nominations Committee. The members of the Audit Review Committee are Lawrence A. Skantze, Don R. Graber, William E. MacDonald, III and Kenneth A. Minihan. The members of the Compensation Committee are Lawrence A. Skantze, Don R. Graber, Lester L. Lyles and Kenneth A. Minihan. The members of the Nominations Committee are Don R. Graber, Lester L. Lyles, and William E. MacDonald, III.

Audit Review Committee

The Audit Review Committee, a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), was formed in July 2002 and held five meetings in 2005. The Board has determined that Directors Graber and MacDonald qualify as the Company’s “audit committee financial experts,” within the meaning of applicable Securities and Exchange Commission regulations, due to their business experience listed on pages 3 and 4 of this Proxy Statement. The Board of Directors has adopted an amended written charter for the Audit Review Committee. All members of the Audit Review Committee are independent under applicable Nasdaq independence standards and Rule 10A-3 under the Exchange Act. The Audit Review Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, as well as such other matters as may be delegated to the Committee by the Board of Directors. A complete description of the Audit Review Committee’s responsibilities is contained in the amended Audit Review Committee Charter, which is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations and is reviewed and reassessed by the Audit Review Committee for adequacy on an annual basis.

The Audit Review Committee performs, among other things, the following functions:

•	retains the Company’s independent auditors;

•	reviews the independent auditors’ independence and audit plan;

•	reviews the Company’s internal audit plans, reports, and accounting controls; and

•	reviews with the independent auditors the results of their audit and evaluations of the Company’s internal controls and certain financial reporting practices.

Compensation Committee

The Compensation Committee was formed in July 2002 and held four meetings in 2005. All of the members of the Compensation Committee are independent under applicable Nasdaq independence standards. The Compensation Committee is responsible for the compensation of the Company’s executive officers. The Company’s Board of Directors has adopted a charter for the Compensation Committee, which is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations. The Compensation Committee performs or delegates, among other things, the following functions:

•	reviews executive compensation, including the Chief Executive Officer;

•	fixes compensation for the executive officers, including the Chief Executive Officer;

•	establishes stock and cash incentive plans and programs for officers and key employees; and

•	approves non-material amendments to the Company’s benefit plans and reviews and makes recommendations to the Board of Directors regarding other changes to the Company’s benefit plans.

Nominations Committee

The Nominations Committee was formed in February 2004 and held one meeting in 2005. The Nominations Committee is responsible for identifying individuals qualified to become members of the Board of Directors of the Company, consistent with criteria approved by the Board of Directors, and recommending candidates to the Board of Directors for selection as nominees for election as directors of the Company. All members of the Nominations Committee are independent under applicable Nasdaq independence standards.

The Company’s Board of Directors has adopted a charter for the Nominations Committee, which is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations. The Nominations Committee performs or delegates, among other things, the following functions:

•	identifies and evaluates potential nominees for election to the Board of Directors and recommends candidates to the Board of Directors to fill new or vacant positions;

•	evaluates whether an incumbent director should be nominated for re-election to the Board of Directors; and

•	reviews possible conflicts of interest of members of the Board of Directors and management and makes recommendations to prevent, minimize or eliminate such conflicts of interest.

In identifying, evaluating and recommending candidates, the Nominations Committee considers such factors as it deems appropriate, consistent with criteria approved by the Board of Directors. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. Candidates may come to the attention of the Nominations Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominations Committee has adopted a formal policy regarding the consideration of director nominees submitted by security holders. The Nominations Committee will consider director candidates recommended by security holders and will review all candidates in the same manner regardless of the source of the recommendation.

Any stockholder desiring to submit a candidate to be considered by the Board of Directors for nomination as a director should send the name of the candidate, together with biographical data and background information concerning the candidate, to:

c/o Corporate Secretary

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

Board Attendance

The Company’s Board of Directors held eight meetings, including regularly scheduled and special meetings, during 2005. Each director attended at least 75% of those meetings and the meetings of each committee of which he is a member. The Company’s Board of Directors does not have a specific policy regarding director attendance at the Company’s Annual Meeting; however, all directors are expected to attend the Company’s 2006 Annual Meeting and all directors attended the Company’s 2005 Annual Meeting.

Code of Business Conduct and Ethics and Director Independence

The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics as its code of conduct that applies to its directors, officers (including its principal executive officer, principal financial officer, principal accounting officer and controller) and employees. The Company’s Code of Business Conduct and Ethics satisfies the definition of a “code of ethics” under Section 406(c) of the Sarbanes-Oxley Act of 2002 and Exchange Act regulations and is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations.

The Board of Directors has determined that the following directors are independent under the Nasdaq independence standards: Don R. Graber, Lester L. Lyles, Kenneth A. Minihan, William E. MacDonald, III and Lawrence A. Skantze.

Communications With The Board

The Company’s Board of Directors has adopted a process by which stockholders may send communications to the Board of Directors, any committee of the Board of Directors or any of the directors. Stockholders can contact the Board of Directors, any director or committee of the Board of Directors by writing to him or them at the address below:

Stockholder Communication

c/o Corporate Secretary

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

The Corporate Secretary will review and forward each written communication (except, in his sole determination, those clearly of a marketing nature, those better addressed by a specific Company department or those containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board of Directors, the committees of the Board of Directors or the individual director(s) specifically addressed in the written communication. The Corporate Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Review Committee. In both cases, copies will also be forwarded to the Chief Executive Officer and the Chairman of the Board.

DIRECTOR COMPENSATION

Cash Compensation

During 2005, the Chairman of the Board of Directors elected to receive his annual fee of $300,000 in restricted share units equal in value to 1.5 times his annual fee, which resulted in the issuance of 15,374 restricted share units. During 2005, each of the other non-employee directors elected to receive his annual fee of $25,000 in restricted share units equal in value to 1.5 times the annual fee, which resulted in the issuance of 1,281 restricted share units to each such director. In addition to annual fees, the Company reimburses each non-employee director for travel and other related out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors. During 2005, each of the independent directors also received a fee of $1,000 per day for meetings of the Board of Directors or committees of the Board of Directors attended regardless of the number of meetings held on a given day. In 2005, directors also received $2,500 for attendance at the Board of Directors’ retreat meeting, but such fee was in lieu of all meeting fees for Board and Committee meetings held during such retreat. During 2005, the Chairmen of the Audit Review Committee and the Compensation Committee each received annual additional compensation of $4,500 and the Chairman of the Nominations Committee received additional annual compensation of $3,000.

Stock-Based Compensation

The Company’s non-employee directors also participate in the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004). During 2005, five of our six non-employee directors (excluding Mr. Soin) each received a stock option grant at an exercise price of $29.27 (the market price on the date of grant) for 2,000 shares of the Company’s Common Stock. All of the options granted to these non-employee directors in 2005 have a ten-year term from their date of grant and vest in three equal installments on April 20, 2005, April 20, 2006, and April 20, 2007. Mr. Soin received a stock option grant at an exercise price of $33.86 (the market price on the date of grant) for 6,000 shares of the Company’s Common Stock on March 7, 2005. The options granted to Mr. Soin have a ten-year term from their date of grant and vest in three equal installments on March 7, 2005, March 7, 2006 and March 7, 2007.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 10, 2006 unless otherwise indicated, certain information regarding the beneficial ownership of the Company’s Common Stock by:

•	each of the Company’s directors and director nominees;

•	each of the Company’s executive officers named in the Summary Compensation Table;

•	all of the Company’s directors, director nominees and executive officers as a group; and

•	each person owning of record, or known by the Company to be the beneficial owner of, more than five percent of the Common Stock.

The number of shares of Common Stock outstanding on March 10, 2006 was 15,769,348. Except as otherwise noted, all information with respect to beneficial ownership has been furnished by each director, director nominee or executive officer, or is based on filings with the Securities and Exchange Commission, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act, which provide, in part, that a person is deemed to be the beneficial owner of shares of stock if the person, directly or indirectly, has or shares the voting or investment power of that stock, or has the right to acquire ownership of the stock within 60 days. Shares that are subject to stock options that may be exercised within 60 days of March 10, 2006 are reflected in the number of shares set forth below and in computing the percentage of the Company’s Common Stock beneficially owned by the person who owns those options.

Directors, Director Nominees and Named Executive Officers	Outstanding Shares Beneficially Owned	Shares Underlying Options That Are Deemed To Be Beneficially Owned (2)	Total Number of Shares Beneficially Owned	Percent of Class
Rajesh K. Soin (1)	5,637,228	19,000	5,656,228	35.8%
David S. Gutridge	42,706	37,500	80,206	*
Don R. Graber	11,377	3,679	15,056	*
Lawrence A. Skantze	5,337	1,519	6,856	*
Kenneth A. Minihan	2,177	3,679	5,856	*
William E. MacDonald, III	3,607	2,749	6,356	*
Lester L. Lyles	2,177	1,889	4,066	*
John E. Longhouser	640	16,000	16,640	*
Michael I. Gearhardt	1,000	14,667	15,667	*
Donald H. Weisert	500	21,000	21,500	*
James C. Clark	500	16,000	16,500	*
All directors and executive officers as a group (15 persons)	5,708,020	154,514	5,862,534	36.8%

Other Persons
Neuberger Berman, Inc. et al. (3)	2,007,800	0	2,007,800	12.7%
Goldman Sachs Asset Management, L.P. (4)	1,278,709	0	1,278,709	8.1%
Artisan Partners Limited Partnership, et al. (5)	886,206	0	886,206	5.6%
TimesSquare Capital Management, LLC (6)	832,600	0	832,600	5.3%

*	Less than one percent.
(1)	Mr. Soin has sole voting and investment power with respect to 3,741,034 shares, 3,706,693 of which are held in three separate grantor retained annuity trusts established by Mr. Soin. Mr. Soin has shared voting and investment power with respect to 1,896,194 shares as the managing member of a limited liability company serving as the general partner of a limited partnership established by Mr. Soin and his spouse. Mr. Soin’s business address and the address of each of the trusts and partnership described above is 33 W. First Street, Suite 200, Dayton, Ohio 45402.

(2)	This column contains the number of shares of the Company’s Common Stock that each beneficial owner has the right to acquire within 60 days of March 10, 2006.
(3)	Neuberger Berman, Inc. et al. filed an amended Schedule 13G on February 21, 2006, indicating that, as of December 31, 2005: (a) Neuberger Berman, Inc. and Neuberger Berman, LLC had sole voting power with respect to 12,700 shares, shared voting power with respect to 1,745,300 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 2,007,800 shares of Common Stock through Neuberger Berman, Inc.’s activities as a holding company of Neuberger Berman, LLC and Neuberger Berman Management, Inc.; (b) Neuberger Berman Management, Inc. had sole voting power with respect to no shares, shared voting power with respect to 1,745,300 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,745,300 shares of Common Stock; and (c) Neuberger Berman Equity Funds had sole voting power with respect to no shares, shared voting power with respect to 1,711,200 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,711,200 shares of Common Stock. Neuberger Berman, LLC and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio (a series of Neuberger Berman Equity Funds). The address of Neuberger Berman, Inc. et al. is 605 Third Ave., New York, New York 10158-3698.
(4)	Goldman Sachs Asset Management, L.P. (“GSAM LP”) filed an amended Schedule 13G on February 9, 2006, indicating that, as of December 31, 2005, GSAM LP had sole voting power with respect to 1,028,507 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,278,709 shares, and shared dispositive power with respect to no shares of Common Stock through GSAM LP’s activities as an investment advisor. The address of GSAM LP is 32 Old Slip, New York, New York 10005.
(5)	Artisan Partners Limited Partnership et al. filed a Schedule 13G on January 27, 2006, indicating that, as of December 31, 2005, Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew Ziegler and Carlene Murphy Ziegler had sole voting and dispositive power with respect to no shares and shared voting and dispositive power with respect to 886,206 shares. Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment Corporation, which is the general partner of Artisan Partners Limited Partnership, an investment advisor. The address of Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.
(6)	TimesSquare Capital Management, LLC (“TimesSquare”) filed a Schedule 13G on February 10, 2006, indicating that, as of December 31, 2005, TimesSquare had sole voting power with respect to 756,900 shares, shared voting power with respect to no shares, sole dispositive power with respect to 832,600 shares and shared dispositive power with respect to no shares through TimesSquare’s activities as an investment advisor. The address of TimesSquare is Four Times Square, 25th Floor, New York, New York 10036.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file. The Company periodically reminds its directors and executive officers of their reporting obligations and assists in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to report in this Proxy Statement any failure by any of the above mentioned persons to make timely Section 16 reports.

Based solely on the Company’s review of copies of forms that the Company has received, and written representations from the Company’s directors and executive officers, the Company is unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by its directors, executive officers or greater than ten percent stockholders during 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

The following table sets forth information concerning annual compensation for services rendered to the Company for 2003, 2004 and 2005 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 2005 (the “Named Officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation (1)				Long-Term Compensation
		Salary ($)		Bonus ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
David S. Gutridge— Chief Executive Officer and Secretary (3)	2005 2004 2003	$ $ $	407,445 382,959 275,833	$ $ $	165,039 200,000 267,000	12,000 12,000 17,500	$ $ $	10,306 10,403 13,155
John E. Longhouser— President (4)	2005 2004 2003	$ $ $	233,313 225,000 86,438	$ $ $	66,474 100,000 100,000	6,000 6,000 6,000	$ $ $	5,606 153 70
Donald H. Weisert— Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	228,104 189,893 145,625	$ $ $	81,510 92,000 160,000	6,000 5,000 7,000	$ $ $	10,306 10,403 11,186
James C. Clark— Executive Vice President	2005 2004 2003	$ $ $	195,188 171,518 139,375	$ $ $	100,000 76,800 115,000	4,500 4,000 4,000	$ $ $	5,969 4,508 4,212
Michael I. Gearhardt— Chief Financial Officer, Senior Vice President (5)	2005 2004 2003	$ $ $	227,371 216,158 38,718	$ $ $	85,535 84,000 45,000	10,000 5,000 4,000	$ $ $	14,506 6,653 295

(1)	The table does not include amounts earned by the Named Officers upon the exercise of stock options, which is reported for fiscal year 2005, and was reported for prior years, in the table in the proxy statement titled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.” The table also does not include perquisites, which do not in the aggregate exceed, for each Named Officer, $50,000 or 10% of the total annual salary and bonus reported for such Named Officer.
(2)	Amounts for 2003, 2004 and 2005 represent matching payments to defined contribution plans, payments for term life insurance coverage and reimbursement for medical and health care insurance payments.
(3)	Mr. Gutridge also served as Chief Financial Officer, Executive Vice President and Treasurer prior to his assuming responsibility as Chief Executive Officer effective October 2003.
(4)	Mr. Longhouser joined MTC in July 2003 as Senior Vice President for Land Forces and Strategic Planning. Mr. Longhouser was appointed President in November 2003.
(5)	Mr. Gearhardt joined MTC in October 2003 as Chief Financial Officer, Senior Vice President, and Treasurer.

Option Grants in Last Fiscal Year

Stock options are awarded under the 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004). The following table provides information concerning stock options granted during fiscal year 2005 to the Named Officers:

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)		Percent of Total Options/ SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5% ($)	10% ($)
David S. Gutridge	12,000	(1)	16.55%	$33.86	3/7/2015	$255,480	$647,520
John E. Longhouser	6,000	(1)	8.28%	$33.86	3/7/2015	$127,740	$323,760
Michael I. Gearhardt	10,000	(1)	13.79%	$33.86	3/7/2015	$212,900	$539,600
Donald H. Weisert	6,000	(1)	8.28%	$33.86	3/7/2015	$127,740	$323,760
James C. Clark	4,500	(1)	6.21%	$33.86	3/7/2015	$95,805	$242,820

(1)	Vest in three equal installments on March 7, 2005, March 7, 2006 and March 7, 2007.

The above table sets forth information regarding grants of stock options made by the Company during the year ended December 31, 2005 to the Named Officers. The amounts shown for each Named Officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options, which would result in stock prices of $55.15 and $87.82, respectively, for options with an exercise price of $33.86 per share. For options with an exercise price equal to or greater than the fair market value for a share of Common Stock on the date of grant, no gain to the optionees is possible without an increase in stock price, which benefits all stockholders proportionately. Disclosure of these potential realizable values is required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and Common Stock holding depend on the future performance of the Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved. No stock appreciation rights were granted by the Company during the last year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised during fiscal year 2005 by the Named Officers and the value of each Named Officer’s unexercised options at December 31, 2005:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#) Exercisable/Unexercisable	Value Of Unexercised In- The-Money Options/SARs At Fiscal Year-End ($) Exercisable/Unexercisable
David S. Gutridge	0	$0	29,500/12,000	$112,470/$1,560
John E. Longhouser	0	$0	12,000/6,000	$9,600/$780
Michael I. Gearhardt	1,000	$6,090	9,667/8,333	$5,320/$650
Donald H. Weisert	0	$0	17,333/5,667	$122,710/$650
James C. Clark	0	$0	13,167/4,333	$92,660/$520

The above table summarizes for each of the Named Officers certain information relating to stock options exercised during the year ended December 31, 2005 and the number and value of unexercised stock options held by the Named Officers at year-end. The dollar amount set forth in the table under the “Value Realized” column represents the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The dollar amounts set forth in the table under the “Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable” heading represent the difference between the aggregate exercise price of the Named Officer’s in-the-money stock options and the $27.38 closing price per share of Common Stock as quoted on the Nasdaq National Market on December 30, 2005. The amounts set forth in the column “Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable” have not been, and might never be, realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

Equity Compensation Plan Information Table

The following table contains information as of December 31, 2005 regarding the Company’s sole equity compensation plan, the 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004):

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)
Equity compensation plans approved by security holders	260,576	$26.30	149,103
Equity compensation plans not approved by security holders	—	—	—
Total	260,576	$26.30	149,103

(1)	The number of securities to be issued upon exercise of outstanding options, warrants, and rights includes 35,226 shares issuable under restricted share units. The maximum number of shares that may be issued under our 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004) as shares or units of restricted Common Stock is 74,156 shares. The remaining shares may be issued only pursuant to stock options.
(2)	The weighted-average exercise price of outstanding options, warrants, and rights does not include restricted share units issued.

Severance Agreements

Effective November 1, 2005, we entered into severance agreements with Mr. Gutridge and Mr. Gearhardt that provide them with benefits in the event of a change in control of the Company and their employment with us is terminated (for reasons other than cause, death or disability), or they resign for good reason, within 24 months of any change in control of the Company. Upon such a termination, we will pay to the terminated employee an amount equal to (a) two times the sum of his annual base salary at the highest rate in effect within the three years prior to the termination and his incentive bonus compensation equal to not less than the average of the annual bonuses paid in the two years prior to the termination; and (b) 24 times the monthly health care COBRA premium then in effect adjusted for income tax effects. In addition, we will pay to the terminated executive any unpaid incentive compensation, including any annual bonus or long-term incentive pay, earned or awarded for periods prior to the termination date. If the payment or benefits provided by us under the agreements will be subject to excise tax under Section 4999 of the Internal Revenue Code, the payments or benefits will be reduced to the minimum extent necessary so that no portion of the payment or benefits will be subject to such tax but only to the extent the reduction results in an increase in the aggregate payment or benefits to the employee on an after-tax basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2005 were Lawrence A. Skantze (Committee Chairman), Don R. Graber, Lester L. Lyles and Kenneth A. Minihan. During 2005, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2005, none of the executive officers or directors of the Company was a member of the board of directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Subcontracting Relationships

From time to time, the Company enters into subcontracting relationships with other governmental contractors that are affiliated with Mr. Soin, a significant stockholder and Chairman of the Board. During 2005, the Company made and received payments to and from one such governmental contractor, as indicated in the following table:

Company	Payment Made For Services Received In 2005	Payment Received For Services Provided in 2005
Corbus, LLC and its affiliates	$412,075	$524,000

The Company believes that the subcontracting agreements with the related party identified above reflect prevailing market conditions at the time they were entered into and contain substantially similar terms to those that might be negotiated by independent parties on an arm’s-length basis.

Acquisition of ICI

On October 1, 2003, we signed a stock purchase agreement and acquired International Consultants, Inc. (ICI) from ICI’s shareholders. ICI’s selling shareholders (Vishal Soin, Amol Soin and Indu Soin) are family members of Mr. Soin. As a result, Mr. Soin was not involved in the negotiation of the acquisition of ICI. The directors other than Mr. Soin elected a special committee of independent, non-management directors who evaluated and approved the acquisition of ICI, after engaging separate legal counsel to represent and advise them and engaging Raymond James & Associates, Inc. as a financial advisor.

The initial purchase price for all of the outstanding capital stock of ICI was $10.2 million, which was paid with $2.4 million in Common Stock, $7.5 million in repayment of ICI debt at the closing (of which approximately $3.0 million arose in connection with payments to ICI’s shareholders) and $0.3 million for related acquisition costs, all of which was immediately paid with cash on hand. Subsequent to closing, we paid additional consideration in 2004 of $5.7 million, which consisted of shares of Common Stock with a value of $4.5 million and $1.2 million in cash, and in 2005, we paid additional consideration of $3.0 million, which consisted of shares of Common Stock with a value of $2.5 million and $0.5 million in cash, to the former shareholders of ICI as the result of the achievement of certain performance goals. The total acquisition price including earn-out payments totaled approximately $18.9 million.

Aircraft

From time to time, the Company has utilized aircraft owned or partially owned by Soin Aviation LLC, a company wholly owned, indirectly, by Mr. Soin’s family limited partnership. During 2005, the Company paid to Soin Aviation $32,300 to reimburse costs related to the use of these aircraft. The Company’s payments for the use of the aircraft generally reflect the marginal cost of their use plus a pro rata share of the associated fixed costs.

In the first quarter of 2006, we exchanged our 10% interest in one aircraft we jointly owned with Soin Aviation for a 10% interest in a second aircraft jointly owned with Soin Aviation and received a net payment of approximately $25,542. The exchange of the aircraft ownership interests eliminated our joint ownership of aircraft with Soin Aviation and was made to accommodate termination of this related party relationship.

Leases

The Company currently leases one of its properties from BC Real Properties, LLC and made aggregate lease payments of $65,025 to it during 2005. The lessor is majority owned by Mr. Soin’s family limited partnership. The Company has reduced the amount of space associated with this lease and anticipates the aggregate lease payments for 2006 will be significantly less than in 2005.

Credit Facility

Mr. MacDonald, one of our directors, has served since March 2001 as an executive officer of National City Corporation, a diversified financial holding company and parent to National City Bank. During 2005, we had an $85.0 million revolving credit facility with four banks. In April 2005, we entered into a new credit and security agreement with the same four banks replacing the then existing $85.0 million revolving credit facility with a new $85.0 million revolving credit facility and a $60.0 million term loan. The credit agreement governing this current revolving credit facility and term loan is scheduled to expire on April 21, 2010. National City Bank is one of four lenders under that facility. During 2005, the highest amount of borrowings against the revolving credit facilities was $79.0 million; however, as of February 28, 2006, we did not have any borrowings outstanding under our revolving credit facility and an aggregate of $57.0 million was outstanding under the term loan. Borrowings under the revolving credit facility bear interest at a rate of prime, or the London Interbank Offered Rate plus 100 to 200 basis points, and the term loan bears interest at a rate of prime to prime plus 25 basis points, or the London Interbank Offered Rate plus 125 to 225 basis points, each of which is depending on the ratio of our funded debt to earnings before interest, taxes, depreciation, and amortization. The Company has paid, and will pay, principal and interest payments in March, June, September and December of each calendar year.

The following Stock Price Performance Graph, Compensation Committee Report and Audit Review Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE

The following graph reflects a comparison of the cumulative total stockholder return on a $100 investment in the Company’s Common Stock against the cumulative total return on a $100 investment in the Nasdaq Composite Index and the cumulative total return on a $100 investment in a self-constructed index consisting of industry peers of the Company, including Mantech International Corporation, Veridian Corporation (through December 31, 2002), Anteon International Corporation, SRA International, Inc., Dynamics Research Corp., PEC Solutions, Inc. (through December 31, 2004), CACI International Inc. and SI International, Inc., for the period June 28, 2002 through December 31, 2005. Veridian Corporation was acquired by General Dynamics during 2003, and was therefore removed from the peer group for all periods after December 31, 2002. PEC Solutions, Inc. was acquired by Nortel Networks Corporation during 2005, and was therefore removed from the peer group for all periods after December 31, 2004. Because several of the peer group companies have been acquired since June 28, 2002, the Corporation has revised the peer group index this year to also include SI International, Inc. Both the revised peer group index and the prior peer group index are shown below.

	June 30, 2002	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
MTCT	100.00	133.16	169.63	176.68	144.11
Nasdaq Composite	100.00	91.27	136.92	148.68	150.72
Original Peer Group	100.00	97.98	123.57	155.58	176.99
Revised Peer Group	100.00	95.72	121.10	153.00	172.35

(1)	The graph assumes that the value of the Company’s Common Stock and each index was $100 on June 28, 2002 and that any dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors is composed of four independent directors. It is responsible for establishing and maintaining senior officer-level salaries that are internally fair and equitable and that are externally comparable and reasonable in relation to similar positions in other companies of like size in the industry. The Compensation Committee also, among other things, approves all short-term compensation for the Company’s senior officers and directors, all compensation plans covering the Company’s senior officers and directors and all grants under the Company’s long term incentive plans. For Company officers below the level of senior vice president, the Committee has delegated salary and bonus decisions to the Chairman of the Board, but annually reviews those decisions.

Compensation Philosophy

During 2005, the Compensation Committee’s strategic objectives for executive compensation were: (a) to retain and recruit key executive talent, and to provide the Company’s executives with strong incentives to focus on and achieve the Company’s business objectives; (b) to encourage executives to manage from the perspective of equity holders; and (c) to recognize superior results with superior monetary rewards, while also tailoring compensation to directly reflect any results that are below expectations. To further these objectives, the Compensation Committee approved a mix of base salaries, annual bonuses and stock option grants.

Both the total compensation awarded to each officer and the types of compensation awarded were based upon (i) the Compensation Committee’s review of compensation practices in the Company’s industry and in other comparable industries, (ii) the officer’s performance and (iii) the effectiveness, as determined by the Compensation Committee, of different types and levels of compensation in advancing the objectives described above. Additionally, in order to assess the competitiveness of the Company’s compensation practices in the marketplace, the Compensation Committee periodically retains independent executive compensation consultants to review and evaluate the Company’s compensation practices, including long term compensation programs. The Compensation Committee retained Towers Perrin in 2004 for such review and evaluation.

The performance of each executive officer other than the Chief Executive Officer is evaluated by the Compensation Committee, with input from the Chief Executive Officer and the Chairman of the Board. The Chief Executive Officer’s performance is evaluated by the Compensation Committee, with input from the Chairman of the Board.

In designing the equity component of each officer’s compensation, the Compensation Committee takes into account that officer’s existing equity stake in the Company, the officer’s relative contribution to the Company’s achievement of its strategic goals and the anticipated impact the officer will have on the Company’s long term performance. No participant in the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004) may be granted options to purchase more than 24,718 shares of Common Stock in any calendar year.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the other four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. The Compensation Committee intends to preserve the deductibility of compensation payable to the Company’s executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

Chief Executive Officer Compensation

In evaluating the performance of Mr. Gutridge for 2005, the Compensation Committee considered the following primary factors: (a) the company’s success in completing and integrating acquisitions; (b) revenue and profit achievements; and (c) achievement of other strategic objectives as outlined in the Company’s strategic plan. The Company concluded two acquisitions in 2005 that helped increase its obsolescence management and aircraft modernization capabilities in accordance with the Company’s strategic plan. In addition, the Company achieved record revenues and profits, with revenue at approximately 91% of goal and profits (as measured by EBITDA) at 88% of goal, and achieved good performance regarding other performance goals. The Committee assigned greater weight to the objectives for revenue and earnings and acquisitions in determining Mr. Gutridge’s compensation.

Based on these factors and in accordance with the Compensation Committee’s overall compensation philosophy, the Compensation Committee set Mr. Gutridge’s salary rate for 2006 at $410,000, which was the same rate as in 2005, with the option to review the rate later in 2006 in light of company performance throughout the year. The 2005 salary rate was set by the Compensation Committee based upon Mr. Gutridge’s performance in 2004. Additionally, Mr. Gutridge received a bonus of $165,039 for 2005 and an option to purchase 12,000 shares of the Company’s Common Stock in 2005 based on his 2004 performance.

This report is submitted on behalf of the Compensation Committee.

Lawrence A. Skantze (Committee Chairman)

Don R. Graber

Lester L. Lyles

Kenneth A. Minihan

AUDIT REVIEW COMMITTEE REPORT

The Board of Directors has adopted an amended written Audit Review Committee Charter, a copy of which is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations. The Audit Review Committee regularly reviews the charter to determine whether any changes are necessary. All members of the Audit Review Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The Audit Review Committee reviewed and discussed the plans for, and scope of, the audit before it was performed by Ernst & Young LLP (“Ernst & Young”). The Audit Review Committee has reviewed and discussed with Ernst & Young and the management of the Company the audited financial statements of the Company contained in the Annual Report to Stockholders for the year ended December 31, 2005. In addition, the Audit Review Committee discussed with Ernst & Young the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Review Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young the independent accountants’ independence. The Audit Review Committee has determined that there were no information technology services and/or other non-audit services to the Company by Ernst & Young, except for approximately $134,000 worth of income tax services, which is compatible with maintaining Ernst & Young’s independence.

Based on this review and the discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

Don R. Graber (Committee Chairman)

Lawrence A. Skantze

Kenneth A. Minihan

William E. MacDonald, III

RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS

(Proposal No. 2)

A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP (“Ernst & Young”) to continue as the independent accountants of the Company for 2006. Ernst & Young served as the Company’s independent accountants for 2005. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. Although this ratification is not required by law, the Board of Directors believes that you should be given this opportunity to express your views on the subject. Ratification requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter and actually voted on the matter. Unless otherwise directed, proxies in the accompanying form will be voted for ratification of the appointment of Ernst & Young.

Your Board of Directors recommends a vote FOR this proposal.

Ernst and Young has served as the Company’s independent accountant since 2003. The following fees were billed to the Company by Ernst and Young for services rendered in fiscal year 2005 and 2004:

Audit Fees

Fees for audit services totaled $449,898 in 2005 and $389,500 in 2004, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, for acquisition audits, and for services that are normally provided by the accountant in connection with statutory and regulatory filings and engagements.

Audit-Related Fees

Fees for audit-related services totaled $0 in 2005 and $18,000 in 2004. Audit-related services include support and advisory services related to the Company’s review of estimating practices and procedures. All audit-related services were pre-approved in 2004.

Tax Fees

Fees for tax services, including tax compliance and consulting and acquisition related fees, totaled $134,000 in 2005 and $204,000 in 2004. All tax services were pre-approved in 2005 and 2004. The Company has retained a separate independent accounting firm to provide tax compliance services in 2006.

All Other Fees

The Company did not incur any fees in 2005 or 2004 for products or services provided by our principal accountant other than as reported in the “Audit Fees,” “Audit-Related Fees” and “Tax Fees” categories above.

Pre-Approval Policy

The Audit Review Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) setting forth the procedures and conditions for pre-approval of all audit and permissible non-audit services expected to be performed by the Company’s independent auditor. The Policy provides for the general pre-approval of specific types of proposed services (“general pre-approved services”), gives guidance as to the types of services that qualify as general pre-approved services and provides specific cost limits that are reviewed on an annual basis for each of the general pre-approved services. Such general pre-approved services, including audit, audit-related, tax and other permitted services (as detailed in the Policy and its appendices) may be provided by the independent auditor without consideration of specific case-by-case services by the Committee. The Policy requires specific pre-approval by the Committee of all permitted services other than such general pre-approved services. For both types of pre-approval, the Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission (the “SEC”) regarding auditor independence. The Policy also contains a list of all non-audit services that independent auditors are prohibited from providing under rules promulgated by the SEC. One or more members of the Committee may be delegated the authority to approve independent auditor services requests provided that the pre-approval is reported at the next meeting of the Committee. The Policy prohibits the Committee from delegating its responsibility for pre-approving services to be performed by the independent auditor to management.

Generally, requests or applications for independent auditor services that do not require specific pre-approval by the Audit Review Committee are submitted to the Company’s Chief Financial Officer for a determination as to whether the requested services are indeed general pre-approved services. If so, the Chief Financial Officer will then inform the Committee on a timely basis that the requested services have been rendered by the independent auditor. Requests or applications for independent auditor services that require specific pre-approval by the Committee are submitted to the Committee by the Chief Financial Officer and the independent auditor. Each such request or application must include a joint statement as to whether, in the view of the Chief Financial Officer and the independent auditor, it is consistent with the SEC’s rules regarding auditor independence.

STOCKHOLDER PROPOSALS

The Company must receive at its principal executive office by Thursday, November 30, 2006, any proposal of a stockholder intended to be presented at the 2007 Annual Meeting and to be included in the Company’s proxy materials related to the 2007 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act, including nominations of directors, in connection with the 2007 Annual Meeting (“Non-Rule 14a-8 Proposals”), must be received by the Company at its principal executive office on or between December 30, 2006 and January 29, 2007 (or, if the 2007 Annual Meeting is held more than 30 days prior to or after April 19, 2007, not later than the close of business on the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2007 Annual Meeting is first made), or such proposals will be considered untimely under the advance notice provisions of the Company Bylaws. Non-Rule 14a-8 Proposals must comply with certain provisions of the Company’s Bylaws. The Company’s proxy related to the 2007 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 29, 2007 (or another date calculated to serve as the deadline for Non-Rule 14a-8 Proposals in the manner described above). Notices of stockholder proposals should be delivered personally or mailed, and any request for a copy of the Bylaws (which will be provided at no charge to any holder of Common Stock) should be directed, to the Company at 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Secretary.

COST OF SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, the Company may solicit the return of proxies in person and by telephone, telecopy or e-mail. The Company does not expect to pay any compensation for the solicitation of proxies, but the Company will request brokerage houses, banks and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses.

OTHER MATTERS

The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting for action of which the Company did not have notice on or prior to Tuesday, January 31, 2006, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with his or her own judgment.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 4032 Linden Avenue, Dayton, Ohio 45432, (937) 252-9199, Attention: Secretary.

By Order of the Board of Directors,

MTC Technologies, Inc.

David S. Gutridge

Secretary

Dayton, Ohio

March 21, 2006

This proxy, when properly executed, will be voted as directed by the undersigned stockholder or, if no direction is indicated, will be voted “FOR” the election of all director nominees for whom authority has not been withheld and “FOR” the proposal.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect two directors

The Board of Directors recommends a vote FOR both nominees listed below.

	FOR both nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for both nominees listed below
01 David S. Gutridge, 02 Lawrence A. Skantze	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

The Board of Directors recommends a vote FOR this proposal.	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Ernst & Young LLP as independent accountants.	☐	☐	☐

Dated , 2006

Signature

Signature if held jointly

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

∧  FOLD AND DETACH HERE  ∧

MTC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David S. Gutridge, Michael I. Gearhardt, and Therese C. Mohn, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock in MTC TECHNOLOGIES, INC. (the “Company”) held of record by the undersigned on March 10, 2006, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 19, 2006, and any adjournment(s) thereof as follows and in accordance with their judgment upon any other matter properly presented:

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ    FOLD AND DETACH HERE    Δ